UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant   ☐

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☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☑  Soliciting Material under Rule 14a-12

COMMAND CENTER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 18, 2018, Command Center, Inc. filed a Current Report on Form 8-K.

Item 1.01
Entry Into a Material Definitive Agreement.

On April 16, 2018, we entered into a settlement agreement with Ephraim Fields, Echo Lake Capital, Keith Rosenbloom, Lawrence F. Hagenbuch, Randall Bort, and Sean Gelston (collectively, the “Participants”) to settle the proxy contest pertaining to the election of directors to our Board of Directors (the “Board”). The settlement agreement provides, among other things:

●
We agreed to appoint Lawrence F. Hagenbuch to the Board, effective April 16, 2018.
●
We agreed to nominate Lawrence F. Hagenbuch, Richard K. Coleman, Jr., Steven Bathgate, Steve Oman, R. Rimmy Malhotra, JD Smith, and Galen Vetter for election to the Board at the 2018 annual meeting, with each to serve a term of one year.
●
We agreed that if Lawrence F. Hagenbuch is unable to serve as a director of Command Center due to death or incapacity prior to our annual meeting, Ephraim Fields may nominate a replacement director candidate provided that any substitute is reasonably acceptable to us and meets our qualification standards.
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We agreed to reimburse the Participants up to $100,000 for their actual out-of-pocket expenses incurred in connection with their nomination of director candidates and related matters.
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The Participants agreed to vote by proxy and vote all shares of common stock owned by each Participant and its affiliates in favor of the election of directors nominated by the Board and not solicit proxies for any other nominees.
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The Participants agreed to observe normal and customary standstill provisions during the period beginning on the date of the settlement agreement until the date of the earlier of either a breach of any commitments or obligations set forth in the settlement agreement that has not been cured within five business days after notice to us or the date that is 30 days prior to the first date that a shareholder may properly notify us that it intends to submit a shareholder proposal under Rule 14a-8 or nominate a candidate for election as director at the 2019 annual meeting. The standstill provisions provide, among other things, that the Participants will not during the standstill period:
o
Submit any shareholder proposal or any notice of nomination or other business for consideration at the 2018 annual meeting or nominate any candidate for election other than permitted by the settlement agreement;
o
Engage in any solicitation or become a “participant in a solicitation” in opposition to the recommendation or proposal of the Board or induce or attempt to induce another person in voting with common stock at the 2018 annual meeting;
o
Vote for any nominee or nominees for election to the Board at the 2018 annual meeting other than those nominated or supported by the Board;
o
Seek to call or to request the call of a special meeting of the shareholders or make a request for a list of our shareholders or for any of our books and records;
o
Seek to place a representative or other affiliate, associate or nominee on the Board or seek the removal of any member of the Board or a change in the size or composition of the Board;
o
Acquire or agree, offer, seek or propose to acquire ownership of any our assets or business or any rights or options to acquire any such assets or business from any person unless the Participants either obtain the consent of the Board, follow a process authorized by the Board, or following a public announcement of a transaction that requires a vote of the shareholders; and
o
Seek, propose or solicit, negotiate with, or provide any information to any person with respect to a merger, consolidation, acquisition of control or other similar transaction involving us, our subsidiaries, or our business whether or not any transaction involves a change of control unless the Participants either obtain the consent of the Board, follow a process authorized by the Board, or following a public announcement of a transaction that requires a vote of the shareholders.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the settlement agreement described in Item 1.01 above, effective April 16, 2018, the Board appointed Lawrence F. Hagenbuch to serve as director on the Board.

Lawrence Hagenbuch, age 51, brings to Command Center extensive operations and board experience, along with expertise in the creation of innovative marketing and planning strategies. Mr. Hagenbuch is currently Chief Operating Officer and Chief Financial Officer for J. Hilburn, Inc., a custom clothier for men. He has been with J. Hilburn since May 2010. Mr. Hagenbuch served on the board of directors and the audit and compensation committees of publicly traded Remy International from 2008 until the sale ofthat company in 2015. He currently serves on the board of directors of Arotech Corp., a Nasdaq-listed company. Previously, Mr. Hagenbuch has served in senior management positions for Suntx Capital Partners, Alix Partners, GE / GE Capital and American National Can. He began his professional career in the U.S. Navy. Mr. Hagenbuch earned an undergraduate degree in engineering from Vanderbilt University and an MBA from the Wharton School of the University of Pennsylvania. Mr. Hagenbuch serves as a founding board member of the veteran’s service charity, Soldiers Who Salsa.

This Form 8-K may contain forward-looking statements. These statements relate to our expectations for future events and future financial performance. Generally, the words “intend,” “expect,” “anticipate,” “estimate,” or “continue” and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. These statements are only predictions. In addition to other factors discussed in this report, some of the important factors that could cause actual results to differ from those discussed in the forward-looking statements include risk factors described in Item 1A of our Form 10-K, filed March 29, 2018. Readers are cautioned not to place undue reliance on these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements arereasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our expectations, beliefs, or projections may not be achieved or accomplished. We do not, nor have we authorized any other person to, assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no duty to update any of the forward-looking statements after the date of this report, whether as a result of new information, future events, or otherwise, except as required by law. You are advised to consult further disclosures we may make on related subjects in our filings with the Securities and Exchange Commission, or the SEC.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

10.1
Settlement Agreement, dated April 16, 2018, among Command Center, Inc., Ephraim Fields, Echo Lake Capital, Keith Rosenbloom, Lawrence F. Hagenbuch, Randall Bort, and Sean Gelston.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.
(Registrant)

Date: April 18, 2018	/s/ Brendan Simaytis
Name: Brendan Simaytis
Title: Secretary